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                                                                    Exhibit 3.2

                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                            KIEWIT MATERIALS COMPANY


                                   ARTICLE I.
                                     OFFICES

                  SECTION 1.1. REGISTERED OFFICE AND AGENT. The registered office of Kiewit Materials Company (the "Corporation") is at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent at that address is The Corporation Trust Company.

                  SECTION 1.2. OTHER OFFICES. The Corporation may have other offices from time to time as the directors may designate or as the business may require.

                                   ARTICLE II.
                                  STOCKHOLDERS

                  SECTION 2.1. ANNUAL MEETINGS. The annual meeting of stockholders shall be held at such place, date, and time as is designated by the Board of Directors. At this meeting, directors shall be elected and any other proper business may be transacted.

                  SECTION 2.2. SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called for any purpose or purposes by the Chairman of the Board, the President or by a majority of the directors. Special meetings of the stockholders of the Corporation may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of the meeting.

                  SECTION 2.3. PLACE OF MEETINGS. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated by those calling the meeting.

                  SECTION 2.4. NOTICES OF MEETINGS. A written notice shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before each annual or special meeting. The notice shall state the place, date, and hour of the meeting. The notice of a special meeting shall state the purposes for which the meeting has been called. Written notices may be given by either personal delivery or mail. If mailed, notice is given when deposited in the United States mail, postage prepaid directed to the stockholder at his address as it appears on the records of the Corporation. No notice is required to be given to a stockholder to whom notices of two consecutive annual meetings (and any other written notice sent between those meetings) have been mailed addressed to that person at his address as shown on the corporate records and have been returned undeliverable.

                  SECTION 2.5. WAIVER OF NOTICE. A written waiver, signed by a stockholder, whether before or after an annual or special meeting, shall be equivalent to the
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giving of such notice. Attendance by a stockholder, without objection to the notice, whether in person or by proxy, at an annual or special meeting shall constitute waiver of notice of such meeting.

                  SECTION 2.6. VOTING LIST. At least ten days before each stockholders' meeting, the Secretary shall prepare a complete list of stockholders entitled to vote at such meeting. Arranged in alphabetical order, the list shall show the name, address, and number of shares of each stockholder entitled to vote. For at least 10 days before the meeting, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at (1) the meeting place, or (2) at another place within the city of the meeting which shall be specified in the notice of the meeting. The list shall also be available at the meeting for inspection by any stockholder present.

                  SECTION 2.7. RECORD DATE. The Board of Directors may fix a record date to determine which stockholders are entitled to: (a) notice of a stockholders' meeting; (b) vote at a stockholders' meeting; (c) receive payment for a dividend; (d) receive a distribution or allotment of rights; (e) exercise any rights in respect of any change, conversion, or exchange of stock; or (f) notice for the purpose of any other lawful action. The record date shall not be less than 10 nor more than 60 days before any such action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                  SECTION 2.8. Each stockholder eligible to vote may authorize another person or persons to act for him by proxy. No proxy shall be valid after three years from its date, unless the proxy provides for a longer period.

                  SECTION 2.9. VOTING RIGHTS. Unless otherwise provided in the Restated Certificate of Incorporation, each stockholder eligible to vote shall have one vote for each share of capital stock held by such stockholder.

                  SECTION 2.10. QUORUM AND REQUIRED VOTE. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders. Unless otherwise required by the Restated Certificate of Incorporation or by statute, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. However, if less than a quorum but more than one-third of all shares eligible to vote is present at a scheduled meeting, a majority of the shares present may adjourn the scheduled meeting.

                  SECTION 2.11. ADJOURNED MEETINGS. No new notice is required if the time and place of the adjourned meeting is announced at the meeting at which the adjournment is taken and if the adjournment is for not more than 30 days. At an adjourned meeting, the stockholders may transact any business which might have been transacted at the original meeting.

                  SECTION 2.12. NO ACTION WITHOUT A MEETING. Any action required or permitted at a stockholders' meeting may be taken only upon the vote of the stockholders at an


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annual or special meeting duly noticed and called, and may not be taken by a written consent of the stockholders.

                  SECTION 2.13.  CONDUCT OF MEETINGS.

                  (a) The President of the Corporation shall preside at each meeting of the stockholders. In the absence of the President, the meeting shall be chaired by an officer of the Corporation in accordance with the following order: Chairman of the Board, any Executive Vice President, any Senior Vice President and any Vice President. In the absence of any of such officers, the meeting shall be chaired by a person chosen by a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat, who shall act as chairman. The Secretary or in his or her absence an Assistant Secretary or a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

                  (b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meeting of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman, are necessary, appropriate or convenient for the proper conduct of the meeting including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comment by participants and regulation of the opening and closing of the ballot. Unless, and to the extent, determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                  SECTION 2.14. ADVANCE NOTIFICATION OF BUSINESS TO BE TRANSACTED AT STOCKHOLDER MEETINGS.

                  (a) No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this section.

                  (b) In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary.

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                  (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

                  (d) To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder,
(iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

                  (e) No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this section; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this section shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                  ARTICLE III.
                                    DIRECTORS

                  SECTION 3.1. GENERAL POWERS. The business and affairs of this Corporation shall be managed by its Board of Directors.

                  SECTION 3.2. NUMBER AND QUALIFICATIONS. The Board of Directors shall fix, by resolution from time to time, the number of directors which shall constitute the whole Board of Directors; provided, however, that such number shall be no fewer than five and no more than fifteen. Directors need not be stockholders.

                  SECTION 3.3. ELECTION AND TERM. Upon the filing of the Corporation's Restated Certificate of Incorporation (the "Effective Time"), the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated


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by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

                  SECTION 3.4. VACANCIES. Vacancies, however resulting, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill such a vacancy or newly created directorship shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

                  SECTION 3.5. REMOVAL. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding stock entitled to vote thereon.

                  SECTION 3.6. ANNUAL MEETINGS. The Board of Directors may provide by resolution for the time and place of annual meetings of the Board of Directors, without notice other than such resolution.

                  SECTION 3.7. REGULAR MEETINGS. The Board of Directors may provide by resolution for the time and place of regular meetings of the Board of Directors, without notice other than such resolution.

                  SECTION 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called by the Chairman of the Board or the President. The person calling the meeting may fix the specific time and place of the meeting.

                  SECTION 3.9. NOTICE OF MEETING. Notice of any special meeting of the Board of Directors shall be given to each director at his business or residence in writing or by telegram or by telephone communication or by facsimile transmission. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. If by facsimile transmission, the notice shall be deemed adequately delivered if transmitted at least twenty-four hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the


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Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Article IX hereof. A meeting of the Board of Directors may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

                  SECTION 3.10. WAIVER OF NOTICE. A written waiver, signed by the director, whether before or after the meeting of the Board of Directors, shall be equivalent to the giving of such notice. Attendance by a director, without objection to the notice, at a meeting of the Board of Directors shall constitute waiver of notice of such meeting.

                  SECTION 3.11. TELEPHONE PARTICIPATION. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting of this kind shall constitute presence in person at the meeting.

                  SECTION 3.12. QUORUM AND VOTING. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the vote of a greater number is required by statute, the Restated Certificate of Incorporation, or these By-laws.

                  SECTION 3.13. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all directors.

                  SECTION 3.14. COMPENSATION. By resolution of the Board of Directors, a director may be paid a fixed sum, and any expenses, for attendance at a meeting of the Board of Directors. No such payment shall preclude a director from receiving compensation for serving the Corporation in any other capacity.

                  SECTION 3.15.  NOMINATION OF DIRECTORS.

                  (a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this section and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this section.

                  (b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

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                  (c) To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive office of the Corporation (a) in the case of an annual meeting, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

                  (d) To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names and addresses) pursuant to which the nominations(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

                  (e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this section. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

                                   ARTICLE IV.
                                BOARD COMMITTEES

                  SECTION 4.1. FORMATION OF COMMITTEES. The Board of Directors by resolution may create committees, each consisting of two or more directors, which committees


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shall hold office for such time and have such powers and perform such duties as may from time to time be assigned to them by the Board of Directors. Three committees have previously been formed: the executive committee, the compensation committee and the audit committee.

                  SECTION 4.2. EXECUTIVE COMMITTEE. The executive committee shall have all the powers of the Board of Directors in the management of the normal and ordinary business and affairs of the Corporation at all times when the Board of Directors is not in session, and in connection therewith, the executive committee shall have full charge of the property, interest, business and transactions of the Corporation. The executive committee shall have the following specific powers to:

                  (a) review and approve business plans of subsidiaries and make recommendations concerning such plans to the appropriate subsidiary board of directors;

                  (b) delegate authority to one or more persons to act on behalf of the Corporation or its subsidiaries, whether pursuant to a power of attorney or otherwise, and to establish policies regarding such delegations of authority;

                  (c) fix all remuneration of the officers and employees of the Corporation, other than its executive officers; and

                  (d) review and approve all requests by stockholders of the Corporation to transfer stock of the Corporation to transferees within the guidelines established by Article VIII of the Restated Certificate of Incorporation.

                  SECTION 4.3. COMPENSATION COMMITTEE. The compensation committee shall have the following duties

                  (a) to review, and approve or disapprove, all compensation of whatever nature to be paid to the executive officers of the Corporation (as such persons are designated by the Board of Directors as the executive officers of the Corporation);

                  (b) to recommend to the Board of Directors the compensation ranges of the management personnel of the Corporation;

                  (c) to make recommendations to the Board of Directors about the salaries and bonuses to be paid to all key management personnel and the terms and conditions of their employment;

                  (d) to make recommendations to the Board of Directors about any other plans affecting employees' remuneration, including fringe benefits, as well as ownership of the Corporation's stock, convertible debentures, stock options, or other incentive compensation rights; and

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                  (e) at the specific request of the Board of Directors or the
Chairman of the Board, to conduct investigations, make recommendations, or perform other functions as requested.

                  SECTION 4.4. AUDIT COMMITTEE. None of the members of the audit committee shall be directly involved in the supervision or management of the financial affairs of this Corporation or any of its subsidiaries.

                  (a) The books, records, and accounts of the Corporation may be audited periodically by independent public accountants. In connection with the audit process, the audit committee shall have the following duties to:

                          (i) make recommendations about the appointment, retention, and termination of independent public accountants;

                          (ii) make recommendations about the scope of the audit and audit procedures;

                          (iii) review for the Board of Directors all recommendations made by the independent public accountants about accounting methods and matters which are relevant to the Corporation; and

                          (iv) review with the independent public accountants those aspects of the following matters which pertain to the Corporation, upon completion of their audit: (a) the financial statements and any report or opinion proposed to be rendered in connection therewith; (b) the independent public accountants' perceptions of the personnel responsible for the Corporation's financial and accounting matters; (c) the cooperation which the independent public accountants receive during the course of their audit; (d) the extent which the resources of the Corporation were or should be utilized to minimize the audit fee; (e) any significant transactions which were not in the ordinary, routine, and regular course of business of the Corporation; (f) any change in accounting principles, policies or standards; (g) all significant adjustments proposed by the independent public accountants; (h) general policies and procedures relating to internal auditing and financial costs which pertain to the Corporation; and (i) any recommendations which the independent public accountants may have with respect to internal financial controls, choice of accounting policies and principles or management reporting systems.

                  (b) The audit committee shall meet periodically with the staff responsible for the Corporation's financial and accounting matters to review and discuss the scope of internal accounting procedures and controls then in effect and the extent to which any recommendations made by the independent public accountants or any internal auditors have been implemented.

                  (c) The audit committee shall direct and supervise any investigation into any matter brought to its attention within the scope of its duties which it believes is necessary. The audit committee may retain outside consultants in connection with any such investigation.

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                  (d) The audit committee shall monitor business practices of the Corporation as set forth in the written policies of the Corporation, such as compliance with antitrust policies and other policies, as directed by the Board of Directors.

                  (e) The audit committee shall prepare and present to the Board of Directors a report covering its activities twice yearly at regular meetings of the Board of Directors or more often, when considered necessary, to report a material irregularity.

                  SECTION 4.5. GENERAL. Any committee member may be removed by the Board of Directors at any time without cause. The Board of Directors may designate a chairman of a committee. The following provisions of the By-laws, which are applicable to the Board of Directors, shall also govern each Board of Directors committee: Section 3.4 (vacancies), Section 3.10 (waiver of notice),
Section 3.11 (telephone participation), Section 3.12 (quorum and voting), and
Section 3.13 (action without a meeting). Each committee may adopt its own rules of procedure and such rules may govern the call, time, place, and notice of meetings. Each committee may keep appropriate minutes of such proceedings and shall report all significant actions at regular meetings of the Board of Directors.

                                   ARTICLE V.
                                    OFFICERS

                  SECTION 5.1. NUMBER. The officers of the Corporation shall include a President and a Secretary. The Board of Directors may elect additional officers and appoint agents as it determines necessary. Any two or more offices may be held by the same person, except the office of President and Secretary. The Board of Directors in its discretion may also elect a Chairman of the Board.

                  SECTION 5.2. ELECTION AND QUALIFICATION. The President and Secretary shall be elected at the annual meeting of the Board of Directors. Other officers may be elected by the Board of Directors from time to time. The Chairman of the Board, if any, and the President shall be directors of the Corporation.

                  SECTION 5.3. TERM. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

                  SECTION 5.4. REMOVAL. Any officer elected by the Board of Directors may be removed by a majority of the members of the whole Board of Directors whenever, in their judgment, the best interest of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his successor, his death, his resignation or his removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

                  SECTION 5.5. VACANCY. Any vacancy in any office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

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                  SECTION 5.6. CHAIRMAN OF THE BOARD. The Chairman of the Board
shall be a director and shall preside at all meetings of the Board of Directors at which he shall be present, and shall have such power and perform such duties as may from time to time be assigned to him by the Board of Directors.

                  SECTION 5.7. PRESIDENT. The President shall, when present, preside at all meetings of the stockholders, and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall have power to call special meetings of the stockholders, of the Board of Directors or of the Executive Committee at any time. He shall be the chief executive officer of the Corporation, and shall have the general direction of the business, affairs and property of the Corporation, and of its several officers and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President.

                  SECTION 5.8. VICE-PRESIDENTS. The Vice-Presidents, if any, or any of them, shall, subject to the direction of the Board of Directors, at the request of the President or in his absence, or in case of his inability to perform his duties from any cause, perform the duties of the President, and, when so acting, shall have all the powers of, and be subject to all restrictions upon, the President. The Vice-Presidents shall also perform such other duties as may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

                  SECTION 5.9. SECRETARY. The Secretary shall perform such duties as are incident to the office of Secretary, or as may from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-laws.

                  SECTION 5.10. TREASURER. The Treasurer shall perform such duties and have powers as are usually incident to the office of Treasurer or which may be assigned to him by the Board of Directors.

                  SECTION 5.11. COMPENSATION. The compensation of all officers shall be fixed by the Board of Directors. An officer who is also a director may be compensated in both capacities.

                  SECTION 5.12. BONDING. Any officer, agent or employee of the Corporation, if so required by the Board of Directors, shall be bonded for the faithful performance of his duties, with such penalties, conditions and security as the Board of Directors may require.

                                   ARTICLE VI.
                                      STOCK

                  SECTION 6.1. STOCK CERTIFICATES. The directors shall determine the form of certificates which represent ownership of shares of the Corporation. Each certificate shall contain the holder's name and the number of shares issued. Each certificate shall be signed by the President or any Vice President and the Secretary or the Assistant Secretary; provided, however, that where such certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such


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President, Vice-President, Secretary or Assistant Secretary, may be facsimile.
In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon have not ceased to be such officer or officers of the Corporation. Each certificate shall be impressed with or bear a reproduction of the corporate seal. Each certificate shall be consecutively numbered. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered in the stock ledger of the Corporation.

                  SECTION 6.2. TRANSFER OF STOCK. Transfers of shares shall be made only on the stock transfer books of the Corporation. Subject to the provisions of the Corporation's Restated Certificate of Incorporation, on surrender to the Corporation of a stock certificate properly endorsed by the holder of record or accompanied by a proper evidence of authority to transfer, a new certificate shall be issued to the person entitled. The old certificate shall be canceled and the transaction recorded in the stock ledger.

                  SECTION 6.3. LOST CERTIFICATES. The Corporation shall issue a new stock certificate in place of a certificate previously issued, if the holder: (a) claims by affidavit that the certificate has been lost, destroyed, or stolen; and (b) gives the Corporation a bond or other indemnity as the directors determine appropriate.

                  SECTION 6.4. REGISTERED STOCKHOLDERS. The person in whose name shares are registered in the Corporation's stock ledger shall be deemed by the Corporation to be the owner of those shares for all purposes. The Corporation shall not be required to recognize any equitable or other claim or interest in such shares by any other person, whether or not it has actual or other notice of such claim.

                                  ARTICLE VII.
                                  MISCELLANEOUS

                  SECTION 7.1. SEAL. The corporate seal shall contain the name of the Corporation as well as the words "Corporate Seal" and "Delaware".

                  SECTION 7.2. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                  SECTION 7.3. CONTRACTS, ETC. The directors shall determine by resolution which persons shall be empowered to sign contracts, bids, proposals, certificates and other instruments of the Corporation. Such authority may be general or confined to specific instances.

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                  SECTION 7.4. CHECKS, ETC. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  SECTION 7.5. DIVIDENDS. Dividends upon the capital stock of the Corporation may be declared by the Board of Directors or a committee of the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock.

                  SECTION 7.6. RESERVES. Before payment of any dividend there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, determine proper as a reserve fund to meet contingencies, or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may abolish any such reserve in the manner in which it was created.

                  SECTION 7.7. VOTING STOCK OF OTHER CORPORATIONS. Except as otherwise ordered by the Board of Directors, the President shall have full power on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any other corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

                  SECTION 8.1. NON-DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

                  SECTION 8.2. DERIVATIVE SUITS. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or


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is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  SECTION 8.3. EXTENT OF INDEMNIFICATION. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.1 or 8.2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  SECTION 8.4. APPROVAL OF INDEMNIFICATION. Any indemnification under Section 8.1 or 8.2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 8.1 or 8.2 above. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

                  SECTION 8.5. ADVANCES. Expenses (including attorneys' fees) incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

                  SECTION 8.6. NON-EXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any By-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  SECTION 8.7. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or


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agent of the Corporation, or is or was serving at the request of the Corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 8.7 or under the provisions of any applicable law or regulation.

                                   ARTICLE IX.
                                   AMENDMENTS

                  SECTION 9.1. These By-laws may be repealed, altered, amended or rescinded and new by-laws may be adopted by the majority vote of the Board of Directors or by the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the outstanding stock entitled to vote thereon; provided, however that Sections 3.2, 3.3, 3.4 and 3.5 may only be repealed, altered, amended or rescinded by the affirmative vote of eighty percent (80%) of the outstanding stock entitled to vote thereon.

Dated:  July 28, 2000


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